UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2020

SG BLOCKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

195 Montague Street, 14th Floor

Brooklyn, NY 11201

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 15, 2020, SG Blocks, Inc. (the “Company”), increased the base salary of Gerald Sheeran, its Acting Chief Financial Officer, from $120,000 to $180,000. In December 2019, as a cost-cutting measure, Mr. Sheeran had agreed to a reduction in his base salary from $180,000 to $120,000. As a result of the increase approved effective May 15, 2020, Mr. Sheeran’s annual base salary has been restored to its pre-December 2019 level.

Item 8.01. Other Events.

Pursuant to the terms of the Underwriting Agreement dated May 6, 2020 by and among the Company and ThinkEquity, a division of Fordham Financial Management, Inc., as representatives of the several underwriters named therein (“ThinkEquity”), ThinkEquity was granted an over-allotment option to purchase up to an additional 900,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in connection with the previously announced public offering.  On May 15, 2020, ThinkEquity exercised in full such option with respect to all 900,000 shares of the Company’s Common Stock (the “Option Shares”).

After giving effect to the full exercise of the over-allotment option, the total number of shares of Common Stock sold by the Company in the public offering was 6,900,000 shares of Common Stock and total gross proceeds to the Company, before deducting underwriting discounts and commissions and other offering expenses payable by the Company, were approximately $17.25 million.

On May 15, 2020, the Company issued a press release announcing the full exercise and closing of the over-allotment option. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit Number	Description

99.1	Press Release of SG Blocks, Inc., dated May 15, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SG Blocks, Inc.

Dated: May 15, 2020	By:	/s/ Paul Galvin
Paul Galvin
Chairman and CEO

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